EXHIBIT 5


                         Silver, Freedman & Taff, L.L.P.
                            1100 New York Ave., N.W.
                             Washington, D.C. 20005
                                 (202) 414-6100


                                December 28, 1999



Board of Directors
First Niles Financial, Inc.
55 North Main Street
Niles, Ohio  44446

Members of the Board:

         We have acted as counsel to First Niles Financial, Inc. (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 175,440 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), to be offered pursuant to the First Niles Financial, Inc. 1999 Stock Option and Incentive Plan and 70,175 shares of the Corporation's Common Stock to be offered pursuant to the First Niles Financial, Inc. 1999 Recognition and Retention Plan (the "Plans").

         In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Plans, the Corporation's Certificate of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of giving this opinion.

         Based upon the foregoing, it is our opinion that the shares of Common Stock being so registered have been duly authorized. The shares of Common Stock when and if issued, sold and paid for as contemplated by the Plans, legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

         We hereby consent to the inclusion of our opinion as Exhibit 5 to this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                       /s/ SILVER, FREEDMAN & TAFF, L.L.P.

                                       Silver, Freedman & Taff, L.L.P.